UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2006
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.
(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 14th floor, New York, NY 10018
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

NEWTEK CAPITAL, INC.
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On May 16, 2006 Newtek Business Services, Inc. (“Newtek”) notified The Nasdaq Stock Market (“Nasdaq”) that it would be unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 within the time permitted by applicable law in violation of continued listing requirement in Nasdaq Marketplace Rule 4310(c)(14). On May 17, 2006 a notice of noncompliance with the cited Rule was received from Nasdaq. Such notice indicated that the non-timely filing constituted basis for the delisting of Newtek’s Common Shares on Nasdaq. As previously disclosed, Newtek received such a notice on April 18, 2006 in connection with its failure to file timely its Annual Report on Form 10-K and Newtek has appealed this delisting determination and requested a hearing before the Nasdaq Listing Qualifications Panel to be held on June 1, 2006. A copy of Newtek’s May 16, 2006 letter to Nasdaq and the notice of May 17, 2006 received from Nasdaq are filed as Exhibit 99.1 to this Form 8-K.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

(a)(i) On May 16, 2006 Newtek announced that it had dismissed its independent registered public accounting firm of PricewaterhouseCoopers, LLP (“PwC”) for its fiscal year ending December 31, 2006.

(ii) PwC’s report on Newtek’s financial statements for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were such opinions qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The decision to dismiss PwC and to retain the services of a new independent registered public accounting firm was made by unanimous action of Newtek’s Audit Committee of its Board of Directors acting pursuant to authority delegated to it by the Charter previously adopted by the Board of Directors.

(iv) During the years ended December 31, 2004 and 2005 and through May 16, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the financial statements for such years.

(v) During the years ended December 31, 2004 and 2005 and through May 16, 2006, there was one “reportable event” as such term is defined by Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”). As previously reported in Newtek’s Annual Report on Form 10-K, in Item 9A, as of December 31, 2005 Newtek did not maintain a sufficient complement of financial personnel with adequate training and experience in accounting and financial reporting commensurate with our financial reporting requirements resulting in a disclosure control weakness as of that date.

This control deficiency constituted a material weakness which resulted in audit adjustments in our accounts within the consolidated financial statements as finally prepared and audited. Newtek has noted that the material weakness in disclosure controls related to the non-timely manner in which the disclosure procedures were implemented and not to any weakness related to the accuracy of the financial reports. No restatements of any previously disclosed financial statements were necessary.

Newtek has placed significant emphasis on remediation of this disclosure control weakness and has undertaken to increase the number of qualified staff available to assist in the assembly and preparation of its financial statements and to supplement the training of existing personnel. On May 16, 2006 Newtek announced the hiring of Andrew Lewin, formerly a general counsel of a AMEX listed company, in the newly created position of Chief Legal Officer to have responsibility for the implementation of procedures to assist in the timely completion of our financial reporting obligations.

Newtek has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 18, 2006 is filed as Exhibit 16 to this Form 8-K.

(b) On May 16, 2006 Newtek announced that it has entered into an engagement letter with the independent certified public accounting firm of J.H. Cohn, LLP. The J.H. Cohn firm was not consulted with respect to any of the items specified in Item 304(a)(2)(i) or (ii) of Regulation S-K. A copy of the press release regarding this announcement is filed as Exhibit 99.2 to this Form 8-K.

ITEM 8.01 Other Events.

On May 11, 2006 Newtek Business Services, Inc. issued a press release regarding the filing of its Annual Report on Form 10-K for the year ended December 31, 2006 and indicated as well that it did not expect to file the Quarterly Report on Form 10-Q for the March 31, 2006 quarter within the time permitted by applicable SEC rules. A copy of the press release is filed as Exhibit 99.3 to this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

16	Letter of PricewaterhouseCoopers, LLP, May 18, 2006.

99.1	Letter of Newtek Business Services, Inc. to The Nasdaq Stock Market, May 16, 2006; letter of May 17, 2006 from The Nasdaq Stock Market to Newtek.

99.2	Press Release, Newtek Business Services, Inc. retains J.H. Cohn, LLP, May 16, 2006

99.3	Press release, Newtek Business Services, Inc. files 10-K, May 11, 2006

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: May 18, 2006	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, and Secretary